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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement of West Coast Bancorp pertaining to the West Coast Bancorp 401(k) Profit Sharing Plan, the West Coast Bancorp Directors' Deferred Compensation Plan and the West Coast Bancorp Officers' Deferred Compensation Plan, of our reports dated January 30, 1995 incorporated by referece in West Coast Bancorp's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.


                                                      /s/  ARTHUR ANDERSEN LLP

Portland, Oregon
  March 7, 1996